UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 25, 2023

NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
404 Veterans Airpark Lane, Suite 300
Midland, TX 79705
(Address of Principal Executive Offices)
(432) 262-2700
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01	NGS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers and Directors.

On April 25, 2023, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Natural Gas Service Group, Inc. (the “Company”) conducted its annual review of the compensation of our executive officers.

The Committee reviewed the Company’s 2022 financial performance in connection with the annual metrics set by the Committee under the Company’s Annual Incentive Bonus Plan, and in connection therewith, determined that James R. Hazlett, the Company’s Chief Technical Officer earned $144,908 for achieving certain metrics set for 2022.

In addition, pursuant to the Committee’s review, the Company granted Mr. Hazlett a restricted stock award totaling 27,840 shares of our common stock in connection with his annual long-term incentive compensation based on the Company’s TSR performance compared to its peer group. The closing price of the Company’s common stock on April 25, 2023, was $10.41 per share. Such restricted shares are subject to a three-year vesting requirement pursuant to which the award will vest in one-third annual increments beginning on the first anniversary of the grant date. However, the awards will be subject to acceleration in certain events (such as death or disability of the recipient employee, or a change of control in the Company followed by a good reason discharge event as set forth in the 2019 Plan).

Detailed information regarding these awards will be provided in the Company’s upcoming proxy statement for its 2023 annual meeting of shareholders.

With respect to Stephen C. Taylor, our Interim Chief Executive Officer and President, in connection with the contractual obligations of the Company under his previously reported Retirement Agreement, we issued Mr. Taylor a stock award totaling 58,790 shares of our common stock. The closing price of the Company’s common stock on April 25, 2023, was $10.41 per share. We also paid Mr. Taylor his negotiated 2022 bonus of $612,000 in cash.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Date:	May 1, 2023
		By:	/s/ Stephen C. Taylor

Stephen C. Taylor
President & Chief Executive Officer